Bacterin Announces

Second Quarter 2013 Results

Highlights:

·	Revenue increased to $8.3 million from $8.2 million reported during the second quarter of 2012

·	Revenues for the period, excluding distributor stocking orders, increased 13% over the first quarter of 2013

·	Revenues for the six month period ended June 30, 2013 increased 6% year over year to approximately $16.9 million

·	The Company closed an equity financing in June 2013 which resulted in net proceeds of approximately $4.5 million to the Company.

BELGRADE, Montana , August 6, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today reported its financial results for the second quarter ended June 30, 2013. The Company reported revenues of approximately $8.3 million and a net loss for the second quarter of approximately $2.5 million, or ($0.05) per common share, compared to a net income of approximately $730,000, or $0.02 per common share, reported during the same period in 2012.

The Company also reported revenues of approximately $16.9 million and a net loss of approximately $4.2 million, or ($0.09) per common share, over the first six months of 2013. This compares to revenues of approximately $16.0 million and a net loss of approximately $316,000, or ($0.01) per common share, over the same period in 2012.

Revenue

Revenue for the second quarter was approximately $8.3 million, compared to approximately $8.2 million for the same period during 2012. The increase was primarily attributed to higher volume sales, which were partially offset by lower sales prices resulting from discounting associated with higher volume distributors and preferred vendors. For the first six months of 2013, revenues were approximately $16.9 million compared to approximately $16.0 million for the same period of 2012.

“Despite the challenges we incurred during the second quarter of 2013 associated with the resignation of our prior CEO, this was a satisfying quarter,” said John Gandolfo, co-interim CEO and Chief Financial Officer of Bacterin International Holdings. “We were able to keep our senior management team intact, which has resulted in winning back previous accounts and stabilizing our core hospital business. As a result of our efforts, we realized a sequential increase in our core hospital business during the period over the first quarter of 2013. We are currently assessing sales strategies which will enhance the sustained growth of our core business during the second half of the year. There is a continuing opportunity to leverage new sales channels and we are well positioned to increase our market presence.

Gross Profit

For the second quarter of 2013, gross profit was approximately $4.7 million, a decrease of 20% from $5.9 million in the second quarter of 2012. Gross margin for the period was 57%, which compares to a gross margin of 72% reported for the same period last year. During the quarter, the Company took a charge of approximately $500,000 associated with the write off of expired products primarily related to an improvement being made to our hMatrix manufacturing process which we expect to result in an improved product in the future. Excluding this charge, gross margins in the quarter would have been 63%.The first six months of 2013 saw gross profit of $10.2 million, compared to $11.8 million for the same period of 2012. Gross margins for the first six months were 60% in 2013 compared to 74% in 2012.

Sales and Marketing Expenses

Sales and marketing expenses for the second quarter increased to $4.2 million as compared to $3.8 million for the same period during 2012. As a percentage of revenues, selling and marketing expenses increased to 51%, which compares to 47% reported for the second quarter of 2012. The increase was primarily the result of higher personnel costs incurred prior to the recent reduction of headcound and increased administrative fees for GPO Contracts initiated during the third quarter of 2012. In addition, we incurred $103,000 of severance cost associated with headcount reduction announced during the second quarter of 2013.

The first six months of 2013, sales and marketing expenses remained flat at $8.0 million compared to the prior year.

General and Administrative Expenses

In the second quarter, general and administrative expenses (G&A) remained unchanged at $2.3 million for the period as compared to the same period last year. The second quarter 2013 figure included $164,000 of severance costs associated with the previously announced headcount reduction program as well as $124,000 of non-recurring expenses associated with a legal settlement. As a percentage of revenues, general and administrative expenses were 27% in 2013 as compared to 28% for the second of quarter 2012.

The first six months experienced a slight increase of general and administrative expenses to $5.1 million, which compares with $4.9 million reported during the second quarter of 2012. As a percentage of revenues, G&A was 30% in the first half of 2013 compared to 31% in 2012.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“EBITDA”) as net income/loss from operations before depreciation, amortization and non-cash stock-based compensation.  EBITDA for the second quarter of 2013 was a loss of $1.4 million, compared to breakeven EBITDA for the second quarter of 2012.  Excluding the write off of expired inventory of approximately $500,000 and severance expenses associated with the headcount reduction of $267,000, the second quarter 2013 EBITDA loss was $637,000. See "GAAP to non-GAAP Reconciliation" below for further information on this non-GAAP measure.

Financial Liquidity

Cash and cash equivalents were $5.1 million and net accounts receivable, were $6.2 million on June 30, 2013, compared to cash and cash equivalents of $4.9 million and net accounts receivable of $7.2 million on December 31, 2012.

Kent Swanson, Chairman of Bacterin International Holdings added, ”The sequential growth of our recurring revenues is a clear indication of the success we are having with our base hospital business. Now with our recent clearance from the FDA to market the OsteoSelect DBM Putty for spinal fusion procedures, we are well positioned to leverage our products and execute on our sales strategies to further penetrate the marketplace and grow this business.”

Conference Call Details

Management will hold a conference call to discuss its financial results at 10:00 a.m. ET, on Wednesday, August 7, 2013. Please refer to the information below for conference call dial-in information and webcast registration.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Cockrell Group at 1-877-889-1972.

Conference Dial-in:	877-269-7756
International Dial-in:	201-689-7817
Conference Name:	Bacterin’s Second Quarter and Six Month 2013 Results Call
Webcast Registration:	Click Here

Following the live call, a replay will be available on the Company's website,www.bacterin.com, under “Investor Info".

About the Presentation of EBITDA

EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The company defines EBITDA as net income/(loss) from operations before depreciation, amortization and non-cash stock-based compensation. Other companies (including competitors) may define EBITDA differently. The company presents EBITDA because management believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Bacterin nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of the company's results as reported under GAAP. See "GAAP to non-GAAP Reconciliation" below for further information on this non-GAAP measure.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to attract and retain a well qualified Chief Executive Officer; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

BACTERIN INTERNATIONAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	As of
	2013	December 31,
	(Unaudited)	2012

ASSETS
Current Assets:
Cash and cash equivalents	$5,135,974	$4,926,066
Trade accounts receivable, net of allowance for doubtful accounts of $518,419 and $1,576,955, respectively	6,226,619	7,154,065
Inventories, net	13,803,063	13,141,421
Prepaid and other current assets	667,871	353,271
Total current assets	25,833,527	25,574,823

Non-current inventories	1,238,225	1,238,225
Property and equipment, net	5,458,272	5,234,867
Intangible assets, net	564,693	592,378
Goodwill	728,618	728,618
Other assets	1,295,718	1,126,643

Total Assets	$35,119,053	$34,495,554

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,245,745	$3,997,789
Accounts payable - related party	478,762	418,922
Accrued liabilities	2,391,313	2,400,090
Warrant derivative liability	1,374,044	984,356
Current portion of capital lease obligations	160,267	149,729
Current portion of royalty liability	804,250	698,408
Current portion of long-term debt	46,320	45,135
Total current liabilities	9,500,701	8,694,429
Long-term Liabilities:
Capital lease obligation, less current portion	162,880	245,703
Long term royalty liability, less current portion	6,677,474	6,839,935
Long-term debt, less current portion	15,342,246	14,483,102
Total Liabilities	31,683,301	30,263,169

Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.000001 par value; 5,000,000 shares authorized; no shares issued and
outstanding	-	-
Common stock, $.000001 par value; 95,000,000 shares authorized; 51,528,544 shares issued and outstanding as of June 30, 2013 and 42,877,770 shares issued and outstanding as of December 31, 2012	52	43
Additional paid-in capital	55,253,597	51,897,890
Accumulated deficit	(51,817,897)	(47,665,548)
Total Stockholders’ Equity	3,435,752	4,232,385

Total Liabilities & Stockholders’ Equity	$35,119,053	$34,495,554

BACTERIN INTERNATIONAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenue
Tissue sales	$8,196,554	$8,113,605	$16,719,902	$15,784,554
Royalties and other	70,294	94,667	165,753	193,719
Total Revenue	8,266,848	8,208,272	16,885,655	15,978,273

Cost of tissue and medical devices sales	3,572,674	2,329,432	6,693,360	4,188,154

Gross Profit	4,694,174	5,878,840	10,192,295	11,790,119

Operating Expenses
General and administrative	2,256,287	2,319,851	5,113,369	4,910,623
Sales and marketing	4,205,333	3,835,209	8,003,710	7,981,552
Depreciation and amortization	100,470	95,206	206,848	214,280
Non-cash consulting expense	(932)	(24,069)	(31,229)	304,184
Total Operating Expenses	6,561,158	6,226,197	13,292,698	13,410,639

Loss from Operations	(1,866,984)	(347,357)	(3,100,403)	(1,620,520)

Other Income (Expense)
Interest expense	(1,174,648)	(266,200)	(2,238,636)	(409,052)
Change in warrant derivative liability	460,270	1,301,576	1,095,625	1,519,127
Other income	98,271	42,498	91,065	194,167

Total Other Income (Expense)	(616,107)	1,077,874	(1,051,946)	1,304,242

Net Loss Before (Provision) Benefit for Income Taxes	(2,483,091)	730,517	(4,152,349)	(316,278)

(Provision) Benefit for Income Taxes
Current	-	-	-	-
Deferred	-	-	-	-

Net (Loss) Income	$(2,483,091)	730,517	$(4,152,349)	(316,278)

Net (loss) income per share:
Basic	$(0.05)	0.02	$(0.09)	(0.01)
Dilutive	$(0.05)	0.02	$(0.09)	(0.01)

Shares used in the computation:
Basic	45,250,699	42,695,350	44,095,052	42,121,718
Dilutive	45,250,699	44,683,663	44,095,052	42,121,718

BACTERIN INTERNATIONAL HOLDINGS, INC.

RECONCILIATION OF EBITDA

	Three Months Ended	Three Months Ended	Six months	Six months
	2013	2012	2013	2012

EBITDA
Net Loss from ops	(1,866,984)	(347,357)	(3,100,403)	(1,620,520)
Depreciation	100,470	95,206	206,848	214,280
Allocated depreciation	94,000	94,486	188,000	188,972
Stock based compensation	269,483	190,055	268,109	385,587
Non-cash consulting expense	(932)	(24,069)	(31,229)	304,184
	(1,403,963)	8,321	(2,468,675)	(527,497)

BACTERIN INTERNATIONAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income (loss)	$(4,152,349)	$(316,278)
Noncash adjustments:
Depreciation and amortization	394,849	403,252
Amortization of debt discount	583,181	53,707
Non-cash consulting expense/stock option expense	236,880	1,038,780
Provision for losses on accounts receivable and inventory	258,367	(23,733)
(Gain) loss on disposal of assets	(500)	7,902
Change in derivative warrant liability	(1,095,625)	(1,519,127)
Reduction of contingent liability	(91,740)	(358,426)
Changes in operating assets and liabilities:
Accounts receivable	156,335	524,232
Inventories	(148,898)	(3,944,422)
Prepaid and other assets	(183,675)	(740,338)
Accounts payable	307,796	1,006,175
Accrued liabilities	180,491	(993,897)
Net cash used in operating activities	(3,554,888)	(4,862,173)

Investing activities:
Purchases of property and equipment	(579,920)	(870,569)
Intangible asset additions	(10,149)	-
Net cash used in investing activities	(590,069)	(870,569)

Financing activities:
Proceeds from the issuance of long-term debt	-	2,741,720
Payments on long-term debt	(22,852)	(445,534)
Payments on capital leases	(72,285)	(21,085)
Net proceeds from issuance of stock	4,450,002	3,899,996
Proceeds from exercise of options	-	20,099
Net cash provided by financing activities	4,354,865	6,195,196

Net change in cash and cash equivalents	209,908	462,454

Cash and cash equivalents at beginning of period	4,926,066	751,111
Cash and cash equivalents at end of period	$5,135,974	$1,213,565

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